Exhibit 5.1


Legal Opinion on Legality of Shares and Consent of Counsel

July 2 , 2001


Vequity Corporation
Thomas H. Moore, President
2305 East Arapahoe Road, Suite 220
Littleton, Colorado 80122

Re:      Vequity Corporation
         Registration Statement on Form SB.2

Gentlemen:

     I have acted as counsel to the Corporation in connection with the preparation of the Registration Statement on Form SB.2 filed with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended (the "1933 Act"), relating to the proposed public offering of 8,000,000 shares of the Corporation's common stock, par value $0.01 per share (the "common stock"), 3,200,000 series "A" warrants that may be exercised for an additional 3,200,000 shares of the Corporation's common stock and 2,560,000 series "B" warrants that may be exercised for an additional 2,560,000 shares of the Corporation's common stock.

     I am furnishing this opinion to you in accordance with Item 601 (b) (5) of Regulation S.B promulgated under the 1933 Act for filing as Exhibit 5.1 to the Registration Statement.

     I am familiar with the Registration Statement, and I have examined the Corporation's Restated Articles of Incorporation, the Corporation's By-laws, as amended to date, and minutes and resolutions of the Corporation's Board of Directors and shareholders. I have also examined such other documents, certificates, instruments and corporate records, and such statutes, decisions and questions of law as I have deemed necessary or appropriate for the purpose of this opinion.

     Based upon the foregoing, I am of the opinion that the 8,000,000 shares of common stock to be sold by the Corporation to the public, the 3,200,000 series "A" warrants, the 3,200,000 shares of common to be issued upon exercise of the Series "A" warrants, the 2,560,000 series "B" warrants and the 2,560,000 shares of common stock to be issued upon the exercise of the series "B" warrants, when issued and sold in the manner described in the Registration Statement (as amended), will be validly issued, fully paid and non-assessable.

     I hereby consent to the filing of this opinion as an Exhibit to the Registration Statement and to the use of my name in the Prospectus constituting a part thereof in connection with the matters referred to under the caption "Interests of Named Experts and Counsel."

Very truly yours,



J. Brent Garfield